Exhibit 1.1

SABRE HOLDINGS CORPORATION

$400,000,000 6.350% Senior Notes due 2016

UNDERWRITING AGREEMENT

March 8, 2006

March 8, 2006

Morgan Stanley & Co. Incorporated

Bear, Stearns & Co. Inc.

As Managers of the several Underwriters listed
in Schedule II hereto

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

SABRE HOLDINGS CORPORATION, a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), the principal amount of its debt securities identified in Schedule I hereto (the “Securities”), to be issued under the indenture (the “Base Indenture”) and the second supplemental indenture (the “Supplemental Indenture”) specified in Schedule I hereto (together, the “Indenture”) between the Company and the Trustee identified in such Schedule (the “Trustee”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of its effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated April 3, 2003 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Information” means the preliminary prospectus together with the free writing prospectuses, if any, prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Securities that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus or any amendment or supplement thereto (each, an “Issuer Free Writing Prospectus”), and any other documents or information, each identified in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Information” and “Prospectus” shall include the documents, if any, existing as of the effective date of the Registration Statement or the date of such Basic Prospectus, preliminary prospectus, Time of Sale Information or Prospectus, as the case may be, which are incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Information, any preliminary prospectus, the Prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein until the offering of the Securities has been completed. The “Applicable Time” means 4:30 p.m. (New York City time) on the date of this Agreement.

1.                         Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)          The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b)         (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Information or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and did not and will not when so filed, as amended or supplemented, if applicable, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the Registration Statement as of its effective date did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Information does not, at the Applicable Time and at the Closing Date (as defined in Section 4), as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Information, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) as of the date of the Prospectus and as of the Closing Date, the Prospectus will not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements in or omissions from in the Registration Statement, the Time of Sale Information or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c)          The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any Issuer Free Writing Prospectus has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each Issuer Free Writing Prospectus complies or will comply, when issued or filed pursuant to Rule 433, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, and electronic road shows each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Issuer Free Writing Prospectus.

(d)         The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Information and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e)          Each of the Company’s “significant subsidiaries,” as such term is defined in Rule 1-02 of Regulation S-X under the Exchange Act, has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Information and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing or have such power or authority would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each significant subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f)            This Agreement has been duly authorized, executed and delivered by the Company.

(g)         The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized; the Base Indenture has been and the Supplemental Indenture will be on the Closing Date, duly executed and delivered by, and is or will be (assuming due authorization, execution and delivery of the Supplemental Indenture by the Trustee) on the Closing Date a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(h)         The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture.

(i)             The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(j)             The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities, will not (i) contravene any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any significant subsidiary, (ii) result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or (iii) contravene any agreement or other instrument binding upon the Company or any of its significant subsidiaries, except in the case of each of clauses (i) and (iii) above, for any such contravention that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Securities, except such as may be required by the Securities Act or the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(k)          There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Information.

(l)             There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings fairly described in all material respects in the Time of Sale Information and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Securities or to consummate the transactions contemplated by the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m)       Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n)         The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)         The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p)         There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

2.                         Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Securities set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto.

3.                         Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has been entered into as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

4.                         Payment and Delivery. Payment for the Underwriters’ Securities shall be made to the Company in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be agreed by you and the Company in writing. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for the Underwriters’ Securities shall be made against delivery to you on the Closing Date for the respective accounts of the several Underwriters of the Underwriters’ Securities registered in such names and in such denominations as you shall request in writing not less than one full business day prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Underwriters’ Securities to the Underwriters duly paid.

5.                         Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a)          Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)                       there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company or any of its subsidiaries or in the rating outlook for the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)                    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Information that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Information.

(b)         The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)          The Underwriters shall have received on the Closing Date (i) an opinion of James Brashear, internal counsel for the Company, dated the Closing Date, (ii) an opinion of Iain Lindsay, United Kingdom counsel for the Company, dated the Closing Date, (iii) an opinion of Toinon Hoss of Elvinger, Hoss & Prussen, Luxembourg counsel for the Company, dated the Closing Date and (iv) an opinion of Alston & Bird LLP, outside counsel for the Company, dated the Closing Date, in the form of Exhibits A-1 through A-4, respectively.

(d)         The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in clauses (iii) and (vii)(B) of Exhibit A-1 and clauses (i), (ii) and (v) as well as the last paragraph of Exhibit A-4.

With respect to the last paragraphs of Exhibits A-1 and A-4, respectively, counsel for the Company may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Information, the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to clause (vii)(B) of Exhibit A-1 and the last paragraph of Exhibit A-4, Davis Polk & Wardwell may state that their opinions and beliefs are based upon their participation in the preparation of the preliminary prospectus supplement, the free writing prospectuses identified as part of the Time of Sale Information in Schedule I hereto, the prospectus supplement and any amendments or supplements thereto (other than the documents incorporated by reference) and upon review and discussion of the contents of the Registration Statement, the Time of Sale Information and the Prospectus (including documents incorporated by reference), but are without independent check or verification, except as specified.

The opinion of counsel for the Company described in Section 5(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(e)          The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

6.                         Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)          To furnish to you, without charge, a facsimile signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Information, the Prospectus, any documents incorporated therein by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)         Until the offering of the Securities has been completed, before amending or supplementing the Registration Statement, the Time of Sale Information or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(c)          To furnish to you a copy of each proposed Issuer Free Writing Prospectus and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)         Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)          If the Time of Sale Information is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Information in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Information conflicts with the information contained in the Registration Statement then on file, or if it is necessary to amend or supplement the Time of Sale Information to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Information so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Information, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Information, as amended or supplemented, will comply with applicable law.

(f)            If, during such period after the first date of the public offering of the Securities as the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)         To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Securities as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now subject.

(h)         To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)             Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Information, the Prospectus, any Issuer Free Writing Prospectus and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by the rating agencies for the rating of the Securities, (v) the cost of the preparation, issuance and delivery of the Securities, (vi) the costs and charges of any trustee, transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the

Securities by them and any advertising expenses connected with any offers they may make.

(j)             During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business or (iii) securities permitted with the prior written consent of the Manager identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters).

(k)          To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Managers, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

7.                         Covenants and Agreements of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.                         Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus, or the Prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)         Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto.

(c)          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Manager authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, and any such settlement must include an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)         To the extent the indemnification provided for in Section 8(a) or Section 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Securities as set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(e)          The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9.                         Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Information or the Prospectus.

10.                   Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Underwriters’ Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Underwriters’ Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Underwriters’ Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Underwriters’ Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Underwriters’ Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Underwriters’ Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Underwriters’ Securities and the aggregate principal amount of Underwriters’ Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Underwriters’ Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Underwriters’ Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Information, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.                   Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the

Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Information, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b)         The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12.                   Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.                   Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.                   Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.                   Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

Very truly yours,

SABRE HOLDINGS CORPORATION

By:	/s/ Jeffery Jackson
	Name:	Jeffery Jackson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED

BEAR, STEARNS & CO. INC.

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Michael Fusco
Name:Michael Fusco
Title:Executive Director

SCHEDULE I

Managers:
Manager authorized to release lock-up under Section 2:	Morgan Stanley & Co. Incorporated
Manager authorized to appoint counsel under Section 8(c):	Morgan Stanley & Co. Incorporated

Indenture:	Indenture dated as of August 3, 2001 and Second Supplemental Indenture dated as of March 13, 2006 between the Company and the Trustee

Trustee:	SunTrust Bank

Registration Statement File No.:	333-99209

Time of Sale Information	1. Prospectus dated April 3, 2003 relating to the Shelf Securities

2. the preliminary prospectus supplement dated March 8, 2006 relating to the Securities

3. the free writing prospectus filed with the SEC on March 8, 2006

4. the final term sheet as set forth in Schedule III, as filed with the SEC on March 9, 2006

Securities to be purchased:	6.350% Senior Notes due 2016

Aggregate Principal Amount:	$400,000,000

Purchase Price:	99.634% of the principal amount of the Securities, plus accrued interest, if any, from March 13, 2006

Maturity:	March 15, 2016

Interest Rate:	6.350% per annum, accruing from March 13, 2006

Interest Payment Dates:	March 15 and September 15 commencing September 15, 2006

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Closing Date and Time:	March 13, 2006 9:00 a.m.

Closing Location:	Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017

Address for Notices to Underwriters:	1585 Broadway New York, New York 10036

Address for Notices to the Company:	3150 Sabre Drive Southlake, Texas 76092

With a copy to: W. Scott Ortwein Alston & Bird LLP 1201 West Peachtree Street Atlanta, GA 30309-3424

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SCHEDULE II

Underwriter	Principal Amount of Securities To Be Purchased

Morgan Stanley & Co. Incorporated	$160,000,000

Bear, Stearns & Co. Inc.	$104,000,000

Goldman, Sachs & Co.	$40,000,000

Banc of America Securities LLC	$24,000,000

Citigroup Global Markets Inc	$24,000,000

J.P. Morgan Securities Inc.	$24,000,000

Daiwa Securities America Inc.	$8,600,000

Lazard Capital Markets LLC	$7,000,000

BNY Capital Markets, Inc.	$4,800,000

Comerica Securities, Inc.	$3,600,000

Total	$400,000,000

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SCHEDULE III

Final Term Sheet

March 8, 2006

SABRE HOLDINGS CORPORATION

$400,000,000 6.350% Senior Notes due 2016

Issuer:	Sabre Holdings Corporation

Title of Securities:	$400,000,000 6.350% Senior Notes due 2016

Trade Date:	March 8, 2006

Settlement Date:	March 13, 2006

Maturity Date:	March 15, 2016

Price to Public:	99.634% plus accrued interest, if any, from March 13, 2006

Gross Spread:	.650%

Price to Sabre:	98.984%

Net Proceeds Before Expenses:	$395,936,000

Interest Rate:	6.350% per year

Interest Payment Dates:	March 15 and September 15, beginning on September 15, 2006

Optional Redemption	Optional redemption at any time at 100% or discounted present value at Adjusted Treasury Rate plus 30 basis points

Interest Rate Adjustment upon a Change of Control	The interest rate payable on the securities will be subject to adjustment from time to time after the occurrence of certain change of control

CUSIP	785905 AB 6

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Allocation:

Morgan Stanley & Co. Incorporated	$160,000,000
Bear, Stearns & Co. Inc.	$104,000,000
Goldman, Sachs & Co.	$40,000,000
Banc of America Securities LLC	$24,000,000
Citigroup Global Markets Inc.	$24,000,000
J.P. Morgan Securities Inc.	$24,000,000
Daiwa Securities America Inc	$8,600,000
Lazard Capital Markets LLC	$7,000,000
BNY Capital Markets, Inc.	$4,800,000
Comerica Securities, Inc.	$3,600,000

Reference Document:	Prospectus Supplement, subject to completion, dated March 8, 2006; Prospectus dated April 3, 2003

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649 (institutional investors) or 1-800-584-6837 (retail investors).

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

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